EXHIBIT 21

                    MTS SYSTEMS CORPORATION AND SUBSIDIARIES
                                 OF THE COMPANY


                                                                Incorporation
                  Name                                          Jurisdiction

MTS Systems (Hong Kong) Inc.                                  Minnesota, U.S.A.
MTS Testing Systems (Canada) Ltd.                             Canada
MTS Systems GmbH (Berlin)                                     Germany
MTS Sensor Technologie GmbH and Co. KG                        Germany
MTS Systems                                                   France
MTS Holdings France, SARL                                     France
MTS (Japan) Ltd.                                              Japan
MTS Sensor Technology K.K.                                    Japan
MTS Systems Limited (London)                                  United Kingdom
MTS Systems SRL (Italy)                                       Italy
MTS International, Ltd.                                       West Indies
MTS Systems Norden AB                                         Sweden
MTS Systems do Brasil, Ltda.                                  Brazil
MTS Systems (China) Inc.                                      Minnesota, U.S.A.
Custom Servo Motors, Inc.                                     Minnesota, U.S.A.
MTS Korea, Inc.                                               Republic of Korea
MTS-PowerTek, Inc.                                            Michigan, U.S.A.
MTS Systems (Singapore) Pte Ltd                               Singapore
MTS Services Ltd                                              Japan
MTS Automotive Sensors GmbH                                   Germany
MTS Sensor Technology Verwaltungs GmbH and Co. KG             Germany
MTS Systems Holding for Europe GmbH                           Germany
Customer Servo Motors Antriebstechnik Verwaltungs GmbH        Germany
Custom Servo Motors Antriebstechnik GmbH & Co. KG             Germany
MTS Systems GmbH                                              Germany
AeroMet Corporation                                           Minnesota, U.S.A
DSP Technology, Inc.                                          Delaware, U.S.A
Nano Instruments, Inc.                                        Tennessee, U.S.A.